Exhibit 23.1

UHY (AF1411)
Chartered Accountants
Suite 11.05, Level 11
The Gardens South Tower
Mid Valley City
Lingkaran Syed Putra
59200 Kuala Lumpur

Phone +60 3 2279 3088
Fax +60 3 2279 3099
Email uhykl@uhy.com.my
Web www.uhy.com.my

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated 31 May 2024, with respect to the financial statements of EMP Solution Sdn. Bhd. for the financial years then ended 31 December 2022 and 31 December 2023. We also consent to the reference to our firm under the heading "Experts" in such Registration Statements.

UHY
Firm Number: AF 1411
Chartered Accountants

Kuala Lumpur
31 May 2024